EXHIBIT 10.8



OPTION AGREEMENT TO PURCHASE EXCLUSIVE LICENSE TO USE PATENT RIGHTS

This option agreement (the "AGREEMENT") is between OmniCorder Technologies, Inc. of 541 South Ocean Avenue, Patchogue, New York, 11772, hereinafter called SPONSOR, and Michael Anbar of 145 Deer Run Road, Amherst, New York, 14221, hereinafter called SCIENTIST is as follows:

In consideration of good and Valuable services, including extensive efforts by SPONSOR to market the technology of Dynamic Area Telethermometry, and the consideration of One Dollar ($l.00), paid to SCIENTIST, receipt of which is hereby acknowledged, SCIENTIST hereby gives and grants to SPONSOR, and assigns, the exclusive option, to license on an exclusive basis, U.S. PATENT application #08/368,161, filed January 3,1995 entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion in the surrounding tissues", hereinafter called PATENT.

The option is given on the following terms and conditions:

ONE:  PRICE AND TERMS OF PAYMENT:

The purchase price for the exclusive license to use PATENT and all proprietary rights therein or based thereon mid all uses and products and benefits therein and derived therefrom, (the, "LICENSE') shall be Three Hundred Shares (or, Twenty Percent) of SPONSOR's Common Stock which will be transferred to the SCIENTIST upon the exercise of this AGREEMENT, and SPONSOR shall pay SCIENTIST a Royalty Fee of $300 for each complete DAT Breast Cancer Screening System installed at a client site, in perpetuity paid annually on February 1st each year, for the systems installed the previous year.

TWO:  OTHER GOOD AND VALUABLE CONSIDERATIONS:

The payment by the SPONSOR to the SCIENTIST, upon the execution of this AGREEMENT to purchase the LICENSE, of the good and valuable considerations as set forth in this paragraph are conditional as herein described.

     1. The SPONSOR shall provide the UB Foundation with a research grant, (the "GRANT") of flee hundred and fifty thousand dollars ($550.000) to be used for the single purpose of research related to Dynamic Area Tetethermometry and its use in breast cancer detection. The GRANT will be deposited in escrow with an Escrow Agent mutually acceptable to both SPONSOR and SCIENTIST at the time of the transfer of LICENSE The Escrow Agent will transfer the GRANT to the UB Foundation upon the delivery, by the UB Foundation, of: (i) research proposal describing the project schedule end budget, arid naming the SCIENTIST as the Principal Investigator with whom the control of the GRANT resides;
          (ii) written approval by the U.B. Foundation and which stipulates that all discovery, inventions, techniques, processes, formulas, apparatus or patents arising out of the research conducted under the GRANT are the sole property of the SPONSOR and that; (iii) and further stipulates that in the event of the resignation or termination ("TERMINATION") of the SCIENTIST from the state University of New York at Buffalo ("S.U.N.Y.") and severance of his relationship with the UB Foundation, any unused portions of the GRANT will be transferred directly to the SCIENTIST to continue the same research; (iv) at the event of the death or incapacitation or unwillingness ("INCAPACITY") of SCIENTIST all unused portions of the GRANT will be returned to the SPONSOR. The GRANT shall be held in escrow for a period not to exceed six months, (the "TERM"). If, due to INCAPACITY the SCIENTIST does not accept the GRANT by the end of the TERM ("GRANT REFUSAL"), the GRANT may be declared withdrawn by the submission of a letter by the SPONSOR at which time the Escrow Agent will refund the GRANT to the SPONSOR. In the event of GRANT REFUSAL or INCAPACITY, withdrawal of the GRANT after the end of the TERM may occur at any time and shall be at the sole discretion of the SPONSOR and doing so shall not, in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE.

     2. The SPONSOR shall provide the SCIENTIST with the use, at the earliest possible date, but within 12 months following the exercise of this OPTION, and for the period of the GRANT, of an infrared camera manufactured by "Amber Company" which utilizes a Quartum Well Infrared Photodetector developed by the let Propulsion Laboratory" in Pasadena CA, or a device with substantially the same performance specifications ("DEVICE"). The SPONSOR will make every effort to make the DEVICE available to the SCIENTIST at the earliest date In the event of TERMINATION or GRANT REFUSAL or INCAPACITY the SPONSOR shall be relieved of the requirements of this paragraph, which shall not, in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE.

     3. The SPONSOR shall provide the SCIENTIST's company, AMARA Inc., with a consulting contract, the duration of which shall be 12 months. The conditions of the consulting contract shall provide for (i) up to fifty two (52) person-days of employment at a rate of five hundred dollars ($500) per person-day. (ii) travel related expenses not to exceed twenty five thousand dollars ($25,000); (iii) and an equipment and supplies budget of S50.000. In the event of TERMINATION or GRANT REFUSAL or INCAPACITY or refusal by AMARA Inc. to accept this consulting contract, the SPONSOR shall be relieved of the requirements of this paragraph which, shall not, in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR Or the SPONSOR's ownership of the LICENSE.

     4. SPONSOR shall elect SCIENTIST as a member of its Board of Directors in a manner consistent with the Bylaws of the SPONSOR and the Laws of Delaware. If, due to INCAPACITY, the SCIENTIST does not accept the position as a member of the SPONSOR's Board of Directors, the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE shall not, in anyway, be affected.

     5. Upon the resignation of the SCIENTIST from the State University of New York at Buffalo (S.U.N.Y.) SPONSOR shall offer an employment contract

          ("CONTRACT') to SCIENTIST with the title and responsibilities of Vice President of Research and Development and Chief Scientific Officer and SPONSOR shall provide the SCIENTIST; (i) with monetary compensation at a rate approximately equivalent to that is being provided to him by S.U.N.Y.; (ii) with an employment benefits package consistent with that received by all other senior executives employed by SPONSOR:
          (iii) with the right to pursue other professional activities, so long as said activities do not inhibit or interfere with his responsibilities as an employee or Board of Directors member. In any event, these other professional activities shall not consume more than thirty percent of SCIENTIST's normal workweek;(iv) with this CONTRACT having a duration of not less than five years. In the event that SCIENTIST becomes an employee of SPONSOR before the consumption of all GRANT funds, all unexpended GRANT funds will be applied to the research budget of SPONSOR's Research and Development Department of which SCIENTIST will head under this CONTRACT. The INCAPACITY of the SCIENTIST to accept the CONTRACT as described herein, shall not, in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE.

THREE:  LICENSE TERMINATION

If SPONSOR violates any of the terms of this AGREEMENT or in the event of Abandonment of LICENSE, as specifically defined in Section "FOUR", or does not provide any required payments within 60 days written notice from the SCIENTIST that such payments are duo, the LICENSE shall terminate and all rights therein shall revert to SCIENTIST. The SPONSOR shall, thereafter, have no rights in the PATENT or proprietary rights therein or based thereon. In this event; SCIENTIST will abide, respect, comply and uphold any and all sub-licensing agreements made between any and all thud parties. SCIENTIST will retain any and all funds received pursuant to this AGREEMENT as compensation.

FOUR:  ABANDONMENT OF LICENSE

For the purposes of this agreement and for provision of LICENSE termination as set forth in Section THREE. LICENSE will be considered in the state of Abandonment by the SPONSOR if all of the following conditions apply: (i) SPONSOR hula to pay SCIENTIST a royalty Ice for more than 18 months; (ii) SPONSOR fails to enter into any negotiation with the purpose of selling, marketing, promoting or sub-licensing LICENSE for more than 18 months; (iii) SPONSOR fails to expend any time, money or resources to sell or promote the LICENSE for more than 18 months: (iv) SPONSOR fails to expend any time, money or resources to improve or enhance the LICENSE or the products derived from the LICENSE for more then 18 months.

FIVE:  PERIOD OF AGREEMENT AND EXTENSION:

This AGREEMENT may be exercised by giving notice thereof to SCIENTIST, at 145 Deer Run Road, Amherst, New York, 14221, at any time dining the primary period from the date of this instrument until 12 o'clock am, June 27, 1997; or during the extension period, if the AGREEMENT is extended, as herein provided, until 12 o'clock am March 27, l998. The OPTION may be so extended by SPONSOR giving SCIENTIST written notice of extension prior to the TERMINATION of the primary period, and paying to SCIENTIST at the time of notice, the additional consideration of One Hundred Thousand Dollars ($100,000).

SIX:  EXECUTION OF EFFECTUAL TRANSFER:

If the AGREEMENT is exercised, SCIENTIST will, within 10 days after the delivery to hire of the notice of exercise and the placement of funds in the escrow account pursuant to paragraph TWO , execute effectual transfer of the above LICENSE. This assignment will take place at the earliest possible date. The SPONSOR shall pay all customary and reasonable fees associated with the LICENSE agreement. The LICENSE rights conveyed shall be free and clear of all liens, encumbrances, and restrictions.

SEVEN:  NOTICES:

Any notice hereunder shall be given in writing to the party for whom it is intended in person or by registered mail at the following address, or such future address as may be designated in writing to the SCIENTIST, at the address set forth above to the SPONSOR at 541 South Ocean Avenue Patchogue, New York 11772.

EIGHT:  ASSIGNMENT AND SUCCESSION:

This AGREEMENT and the contact resulting from the exercise thereof shall bind and inure to the benefit of the heirs, administrators, executors, successors, and assigns of the respective parties except for those "Other Good and Valuable Considerations" set forth in Section "TWO", which are not transferable. Aft other rights of purchase hereunder may be assigned without restriction except as provided for in Section "NINE".

NINE:  SUB-LICENSING:

SPONSOR has the right to sub-license the LICENSE to any and all parties freely and without restriction except when the sub-license agreement with the third party permits:

(i) a selling price of a regional sub-license agreement between SPONSOR and a third party of ices than an amount equal to the total population within the region, covered by this sub-license, multiplied by $010; (ii) the transaction fee, to be received by the SPONSOR from either the third party or the subject or patient, for each cancer screening test, is lees than $1.00. In either case the SPONSOR must have the approval of the SCIENTIST prior to entering into the sub-license agreement with the third party. The provisions of Section "NINE" are not transferable to the SCIENTIST's heirs, administrators, executors, successors and assigns. In the event of the death or incapacity of the SCIENTIST, the SPONSOR shall be immediately relieved of any restrictions or limits act forth in Section "NINE"

TEN:  RIGHT OF SCIENTIST TO INSPECT BOOKS AND RECORDS:

SCIENTIST shell be provided the opportunity to annually inspect the books and records of the SPONSOR fix the purpose of confirming SPONSOR's compliance with the provisions set forth in Sections "ONE" and NINE". This inspection shall occur at the offices of the SPONSOR and at the expense of the SCIENTIST.

ELEVEN:

If any provision of this AGREEMENT is held to be illegal, invalid, or unenforceable under present or future stare or federal .laws or rules arid regulations promulgated thereunder effective during the term hereof such provisions shall be fully severable, and this AGREEMENT shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof, and the remaining provisions hereof shell remain in full force and effect and shell not be affected by the illegal, invalid, or unenforceable provisions or by its severance herefrom Furthermore, the parties hereto agree to negotiate in good faith to modify and amend this AGREEMENT, so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be illegal, invalid, or unenforceable.

TWELVE:

SCIENTIST warrants that he believes that he is the owner of the PATENT rights and has the right to ester into this AGREEMENT without any breach of his obligation to others.

Each party shall hold harmless amid indemnify the other party against any and all claims, judgements, costs, awards, expenses (including reasonable attorneys' fees) and liabilities of every kind arising from execution, and performance as a result of that execution, of this AGREEMENT.

Each party will pay its own expenses, including attorneys fees, related to this AGREEMENT.

Executed in duplicate on __________________

_________________________ (Signature of SCIENTIST)

_________________________ (Signature of SPONSOR)

                                    AMENDMENT

In consideration of good and valuable services, including extensive efforts by SPONSOR to market the technology of Dynamic Area Telethermometry, and the consideration of One Dollar ($1.00), paid to SCIENTIST, receipt of which is hereby acknowledged, SCIENTIST hereby gives and grants to SPONSOR an amendment to:

SECTION FIVE:  PERIOD OF AGREEMENT AND EXTENSION:

The sentence pertaining to the date of the primary period shall be amended to read; "any time during the primary period from the date of this instrument until 12 o'clock am, September 15, 1997".

SECTION TWO:  Paragraph 5, Subparagraph (iii):

with the right to pursue other professional activities, so long as said activities do not inhibit or interfere with his responsibilities as an employee or Board of Directors member. In any event, these other professional activities shall not consume more than forty percent of SCIENTIST's normal workweek;

Executed in duplicate on __________________

_________________________ (Signature of SCIENTIST)

_________________________ (Signature of SPONSOR)

Mark A. Fauci
President and CEO, OmniCorder Technologies, Inc.

                                    AMENDMENT

In consideration of good and valuable services, including extensive efforts by SPONSOR to market the technology of Dynamic Area Tclethermornetry, and the consideration of One Dollar ($1.00), paid to SCIENTIST, receipt of which is hereby acknowledged, SCIENTIST and SPONSOR hereby agree to amend and restate certain sections of SECTION TWO and all of SECTION FIVE as follows:

TWO:  OTHER GOOD AND VALUABLE CONSIDERATIONS:

     2. The SPONSOR shall provide the SCIENTIST with the use, at the earliest possible date, but within 12 months following the exercise of this OPTION, and for the period of the GRANT, of an infrared camera manufactured by "Amber Company" which utilizes a Quantum Well Infrared Photodetector developed by the "Jet Propulsion Laboratory" in Pasadena CA, or a device with substantially the same performance specifications ("DEVICE"). The SPONSOR will wake every effort to make the DEVICE available to the SCIENTIST at the earliest date. The title to the camera will be transferred to AMARA Inc. after a period of one year with the understanding that the camera will be used for research purposes only but not for applications in the area of breast cancer, melanoma, or diabetes. In the event TERMINATION or GRANT REFUSAL or INCAPACITY the SPONSOR shall be relieved of the requirements of this paragraph, which shall not, in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE.

     5. Upon the resignation of the SCIENTIST from the State University of New York at Buffalo (S.U.N.Y.) SPONSOR shall offer an employment contract ("CONTRACT") to SCIENTIST with the title and responsibilities of Vice President of Research and Development and arid Scientific Officer amid SPONSOR shall provide the SCIENTIST; (i) with monetary compensation at a gross monthly rate of $14,000. This figure shall be inclusive of all payroll arid benefit related expenses; (ii) with the right to pursue other professional activities, so long as said activities do not inhibit or interfere with his responsibilities as an employee or Board of Directors member. In any event, these other professional activities shall not consume more than forty percent of SCIENTIST's normal workweek nod will not be conducted in the area of breast cancer, melanoma or diabetes; (iii) with this CONTRACT having a duration of not less than five years. In the event that SCIENTIST becomes an employee of SPONSOR before the consumption of all GRANT funds, all unexpended GRANT funds will be applied to the research budget of SPONSOR's Research and Development Department of which SCIENTIST will head under this CONTRACT. The INCAPACITY of the SCIENTIST to accept the CONTRACT as described herein, shall not; in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE.

FIVE:  PERIOD OF AGREEMENT AND EXTENSION:

This AGREEMENT may be exercised by giving notice thereof to SCIENTIST, at 145 Deer Run Road, Amherst; New York, 14221, at any time during the primary period front the date of this instrument until 12 o'clock ant, Oct 15,1997. If SPONSOR provides a $10,000 grant to the UB Foundation under the terms described in Section TWO paragraph 1 this agreement will remain in effect until 12 o'clock ant, Dec 31, 1997.

The OPTION may also be extended until March 27, 1998 by SPONSOR giving SCIENTIST written notice of extension prior to the TERMINATION of the primary period, and paying to SCIENTIST at the time of notice, the additional consideration of One Hundred Thousand Dollars ($100,000).

Executed in duplicate on __________________

_________________________ (Signature of SCIENTIST)

_________________________ (Signature of SPONSOR)

Mark A. Fauci
President and CEO, OmniCorder Technologies, Inc.

                                    AMENDMENT

In consideration of good and valuable services, including extensive efforts by SPONSOR to market the technology of Dynamic Area Telethermometry, and the consideration of One Dollar ($1.00), paid to SCIENTIST, receipt of which is hereby acknowledged, SCIENTIST hereby gives and grants to SPONSOR an amendment to:

SECTION FIVE:  PERIOD OF AGREEMENT AND EXTENSION:

The sentence pertaining to the date of the primary period shall be amended to read; "any time during the primary period from the date of this instrument until 12 o'clock am, September 15, 1997".

SECTION TWO:  Paragraph 5, Subparagraph (iii):

with the right to pursue other professional activities, so long as said activities do not inhibit or interfere with his responsibilities as an employee or Board of Directors member. In any event, these other professional activities shall not consume more than forty percent of SCIENTIST's normal workweek;

Executed in duplicate on __________________

_________________________ (Signature of SCIENTIST)

_________________________ (Signature of SPONSOR)

Mark A. Fauci
President and CEO, OmniCorder Technologies, Inc.

                                    AMENDMENT

In consideration of good and valuable services, including extensive efforts by SPONSOR to market the technology of Dynamic Area Telethermometry, and the consideration of One Dollar ($1.00), paid to SCIENTIST, receipt of which is hereby acknowledged, SCIENTIST mat SPONSOR hereby agree to amend and insists certain sections of SECTION TWO and all of SECTION FIVE as follows:

TWO:  OTHER GOOD AND VALUABLE CONSIDERATIONS:

     2. The SPONSOR shall provide the SCIENTIST with the use, at the earliest possible date, but within 12 months following die exercise at this OPTION, and for the period of the GRANT, of an infrared camera manufactured by "Amber Company" which utilizes a Quantum Well Infrared Photodetector developed by the "Jet Propulsion Laboratory" in Pasadena CA, or a device with substantially the same performance specifications ("DEVICE"). The SPONSOR will make every effort to make the DEVICE available to the SCIENTIST at the earliest date. The title to the camera will be transferred to AMARA Inc. after a period alone year with the understanding that the camera will be used for research only but not for applications in the area of breast cancer, melanoma, or diabetes. In the event of TERMINATION or GRANT REFUSAL or INCAPACITY the SPONSOR shall be relieved of the requirements of this paragraph, which shall not, in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE.

     5. Upon the resignation of the SCIENTIST from the Stale University of New York at Buffalo (S.U.N.Y.) SPONSOR shall offer an employment contract ("CONTRACT") to SCIENTIST with the title and responsibilities of Vice President of Research and Development and Chief Scientific Officer and SPONSOR shall provide the SCIENTIST; (i) with monetary compensation at a gross monthly rate of $14,000. This figure shall be inclusive of all payroll and benefit related expenses; (ii) with the right to pursue other professional activities, so long as said activities do not inhibit or interfere with his responsibilities as an employee or Board of Directors member. In any event, these other professional activities shall not consume more than forty percent of SCIENTIST's normal workweek and will not be conducted in the area of breast cancer, melanoma or diabetes; (iii) with this CONTRACT having a duration of not less than five years. In the event that SCIENTIST becomes an employee of SPONSOR before the consumption of all GRANT funds, all unexpended GRANT funds will be applied to the research budget of SPONSOR's Research and Development Department of which SCIENTIST will head under this CONTRACT. The INCAPACITY of the SCIENTIST to accept the CONTRACT as described herein, shall not, in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR or die SPONSOR's ownership of the LICENSE.

FIVE:  PERIOD OF AGREEMENT AND EXTENSION:

This AGREEMENT may be exercised by giving notice thereof to SCIENTIST, at 145 Deer Run Road, Amherst, New York, 14221, at any time during the primary period from the date of this instrument until 12 o'clock am, Oct 15, 1997. If SPONSOR provides a $10,000 grant to the UB Foundation under the terms described in Section TWO paragraph 1 this agreement will remain in effect until 12 o'clock am, Dec 31, 1997.

The OPTION may also be extended until March 27, 1995 by SPONSOR giving SCIENTIST written notice of extension prior to the TERMINATION of the primary period, and paying to SCIENTIST at the time of notice, the additional consideration of One Hundred Thousand Dollars ($100,000).

Executed in duplicate on __________________

_________________________ (Signature of SCIENTIST)

_________________________ (Signature of SPONSOR)

Mark A. Fauci
President and CEO, OmniCorder Technologies, Inc.

OMNICORDER                             25 East Loop Road, Stony Brook, NY 11790
TECHNOLOGIES, INC.                     Tel. 516-444-6499
                                       Fax 516-444-8825

March 19, 1998

Dr. Michael Anbar Ph.D.
145 Deer Run Road
Amherst, New York 14221

Dear Michael,

     By way of this letter I am confirming OmniCorder Technologies' ("OCT") intention to immediately exercise the option entitled "Option Agreement to Purchase Exclusive License to Use Patent Rights" (the "Option Agreement") originally executed on March 19 1997. As we discussed, OCT will be transferring funds to the UB Foundation in the amount of $300,000 (three hundred thousand dollars). The March 3rd letter to OCT from Edward Schneider of the U.B. Foundation satisfies the requirements of Section 2; Paragraph 1; Subparagraphs
(i), (ii), and (iii) and dispenses with the need described in Section 2:
Paragraph 1 for an escrow agent. However, the letter requires that you do not use University Facilities to conduct this research and it is understood that you will not use University Facilities to conduct this OCT sponsored research at any time so as not to create any claims of ownership of any intellectual property or products arising out of it by the University of Buffalo or the UB Foundation.

     An additional $35,000 (thirty-five thousand dollars) will be made payable to Sisters Hospital in Buffalo New York, which Wilt be serving as your primary R&D site as soon as we receive documentation from them indicating that they are ready, willing, and able to function as a site for this research, wilt match OCT's funding with a $35,000 contribution to your research project, and will waive any rights of ownership as stipulated in the Option Agreement in the aforementioned Section 2; Paragraph 1. I'm also enclosing with this letter a check in the amount of $50,000 (fifty thousand dollars) made payable to AMARA Inc.

     Added to previous funds provided to the UB Foundation, these new funds will make a total of $495,000 (four hundred and ninety five thousand dollars) provided by OCT to fund your research using Dynamic Area Telethermometry. As we recently agreed verbally these funds Will completely satisfy Section 2 Paragraphs One and Three in the Option Agreement which refer to funding requirements in order to exercise the Option Agreement.

     You also know that we are presently building an infrared camera being manufactured by SE-1R Corp., which utilizes a quantum well photodetector developed by Lockheed Martin Corporation. The delivery of this camera, which we expect in the next few weeks, will satisfy Section 2 Paragraph 2 of the Option Agreement. As agreed in the last amendment to the original Option Agreement, OCT Will transfer title of this camera to you one year following exercise of the Option Agreement. The detector in this camera, which is on loan to OCT from Lockheed Martin, will either be purchased or replaced with similar detector by that time.

     The attorneys will be sending three documents, which when executed by you, will effect the transfer to you of the equivalent of twenty percent of OCT's equity, as calculated prior to the investment made by new investors (or 200,000 shares of stock in OCT). This will satisfy the conditions set forth in Section 1 of the Agreement.

     I would very much like you to accept a seat on the Board of Directors of OCT, but I understand the reasons for you not doing so at this time. I hope you'll be able to participate on the board in an unofficial capacity and possibly consider accepting the board seat at some later date. You acknowledge that the board seat has been offered, as required in Section 2 Paragraph 4, and that you have decided to decline it. Finally, we are prepared, at your request, to provide you with an employment contract upon your resignation from the State University of New York at Buffalo, as stipulated in Section 2 Paragraph 5.

     Upon your acceptance of the terms described in this letter, the execution of the three stock transfer related agreements mentioned above, the receipt of the $300,000 check by the UB Foundation made payable to them, the receipt by you of the $50,000 check made payable to AMARA. and the issuance of the Company's stock to you, the License transfer as described in Section 6 of the Option Agreement shall be considered fully effected. We don't anticipate the need to exercise a more formal agreement unless required by a funding source, in which case you will agree to exercise that agreement which will be based upon the same terms described in the Option Agreement and this letter.

                                                     Sincerely,


                                                     Mark A. Fauci
                                                     President and CEO

Accepted and Agreed:


_____________________________________________
Michael Anbar                    Date

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK:  IAS PART 31

--------------------------------------------------
OMNICORDER TECHNOLOGIES, INC.,                    :    Index No. 01-06729
                                                  :
                             Plaintiff,           :    STIPULATION
                                                  :
         -against-                                :    Assigned to:
                                                  :    Justice Lifson
MICHAEL ANBAR,                                    :
                                                  :
                             Defendant.           :
                                                  :
--------------------------------------------------

     IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys for the parties in this action, as follows:

     (a) Pursuant to that certain Settlement Agreement, made as of October 3, 2001 (the "Agreement") (annexed hereto as Exhibit "A"), plaintiff dismisses its complaint with prejudice and without costs to either party;

     (b) Pursuant to the Agreement, defendant dismisses his counterclaims, including the counterclaim which was previously dismissed by the Court, with prejudice and without costs to either party;

     (c) The execution and entry of this Stipulation shall be deemed to be the Court's approval of the Agreement annexed hereto and submitted herewith.


Dated:   Uniondale, New York
         October 3, 2001

KAVINOKY & COOK LLP                      LEHMAN & EILEN LLP
By:_________________________________     By:_________________________________
     Randolph C. Oppenheimer                  Timothy P. Kebbe
120 Delaware Avenue                      50 Charles Lindbergh Blvd. - Suite 505
Buffalo, NY 14202                        Uniondale, New York 11553
(716) 845-6000                           (516) 222-0888
Attorneys for Defendant                  Attorneys for Plaintiff
Michael Anbar                            OmniCorder Technologies, Inc.


                                         S O  O R D E R E D:

                                         ----------------------------------
                                         Hon. Robert A. Lifson, J.S.C.
                                         Dated:  October __, 2001

                              SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Settlement Agreement") is entered into as of this 3rd day of October, 2001, by and between OmniCorder Technologies, Inc., a Delaware corporation with its principal place of business at 25 East Loop Road, Stony Brook, New York ("OmniCorder"), and Dr. Michael Anbar, an individual residing at 145 Deer Run Road, Amherst, New York ("Anbar").

     WHEREAS, OmniCorder has filed, inter alia, a Summons With Notice, Amended Summons and a Complaint for a permanent injunction, declaratory judgment and damages and an Order to Show Cause and Motion for a Preliminary Injunction with the Supreme Court of the State of New York, County of Suffolk, encaptioned OmniCorder Technologies, Inc. v. Dr. Michael Anbar, Index No. 01-06729 (the "Action"), requesting the Court to enjoin and restrain Anbar, his agents. employees, attorneys and any other persons acting on his behalf from: terminating, attempting to terminate, or otherwise interfering with the exclusive license of OmniCorder to use certain patented cancer screening technology;

     WHEREAS, Anbar has filed, inter alia, affidavits, a Memorandum of Law in Opposition to Plaintiffs Motion for a Preliminary Injunction, as well as an Answer and an Amended Answer to Plaintiffs Summons and Complaint, together with Counterclaims against OmniCorder (collectively, the "Answer and Counterclaims"); and

     WHEREAS, the parties hereto now desire to settle and dispose of the Action and the Answer and Counterclaims (the Action and the Answer and Counterclaims are hereinafter referred to collectively as the "Action") solely to avoid the costs and inconvenience associated with litigation, and without any admission of fault or liability.

     NOW THEREFORE, in consideration of the execution of this Settlement Agreement and the mutual promises contained herein, the parties hereto agree as follows:

     1. CONTINUED EFFECT OF OPTION AGREEMENT TO PURCHASE EXCLUSIVE LICENSE TO USE PATENT RIGHTS. The parties hereto hereby agree that the Option Agreement to Purchase Exclusive License to Use Patent Rights dated March 19, 1997, as heretofore amended and supplemented by the Amendments dated July 23, 1997 and September 13, 1997, and the Letter Agreement dated March 19, 1998 (collectively, the "License Agreement"), is, and shall remain in full force and effect as of the date hereof, except as certain of the terms thereof shall have been expressly modified by this Settlement Agreement and that OmniCorder has duly exercised its right to purchase, and has in fact purchased, the License defined and referred to therein.

     2. WITHDRAWAL OF NOTICE OF TERMINATION WITH PREJUDICE; MUTUAL RELEASES. Anbar hereby irrevocably withdraws the Notice of Termination, dated February 28, 2001, and irrevocably waives and relinquishes any and all claims, or right to claim, that OmniCorder breached the terms of, or otherwise defaulted in any of its obligations under the License Agreement for, upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, from the beginning of the world through and including the date hereof, including, but not limited to, any and all of the matters identified in the Notice of Termination or that certain letter dated June 30, 2000 from Lauren Rachlin, Esq. to OmniCorder. It is specifically agreed and understood that the foregoing release shall not, nor is it intended to, release OmniCorder from its obligation to pay to Anbar the Royalty due under the License Agreement on February 1, 2002 for DAT Breast Cancer Screening Systems installed by OmniCorder during the year ended December 31, 2001 or any future rights of Anbar which may arise in his capacity as a shareholder of OmniCorder. In this regard, Anbar acknowledges and agrees that the License Agreement does not afford him any pre-emptive rights or any other guarantee that he will remain a 20% shareholder of OmniCorder, and OmniCorder acknowledges that Anbar currently holds

1,320,000 shares, or 14.42% of the outstanding shares of common stock of OmniCorder, being the only class of stock outstanding.

     OmniCorder hereby irrevocably releases and relinquishes any and all claims or right to claim, that Anbar breached the terms of or otherwise defaulted in any of his obligations under the License Agreement for, upon or by reason of any matter, cause or thing whatsoever, whether known or unknown from the beginning of the world through and including the date hereof.

     3. SATISFACTION OF SECTION TWO OBLIGATIONS. Subject to the provisions of Paragraph 5 hereof, the parties hereto hereby irrevocably agree that OmniCorder has complied with all of its obligations under Section "TWO: OTHER GOOD AND VALUABLE CONSIDERATION" ("Section TWO") of the License Agreement which were required to be performed by OmniCorder through and including the date hereof, including, without limitation, all funds to be provided and spent under the GRANT (as defined in the License Agreement) and all property and equipment referred to therein. The parties hereby also further agree that the provisions of such Section TWO shall have no further force or effect. As such. Anbar hereby irrevocably waives any and all obligations of OmniCorder which could have conceivably arisen under such Section TWO from and after the date hereof, including, without limitation, any and all obligations which could have arisen under subparagraphs 4 and 5 thereof.

     4. PAYMENT FOR EACH DAT BREAST CANCER SCREENING SYSTEM. For purposes of clarity and the avoidance of any future disputes between the parties hereto relating to the License Agreement, the parties hereto agree that for the purposes of determining whether the $300 fee contemplated by Section ONE of the License Agreement is due and payable in respect of any installed DAT Breast Cancer Screening System (the "System"), the term "a client's site" as used in the License Agreement shall mean and refer to only those installations at which OCT derives any revenues from payments made to it by the user of the System at such installation, and shall in no event include or refer to any installations of the System for research, System testing, charitable purposes or any purposes other than breast cancer or diabetes screening. The parties further agree that OmniCorder shall, together with any such annual Royalty, provide Anbar with a Royalty report setting forth, in reasonable, verifiable detail, the basis for the calculation of the Royalty due to Anbar.

     5. TRANSFER OF EQUIPMENT TO SCHOOL OF MEDICINE. OmniCorder hereby irrevocably sells, assigns and transfers, as is, to the School of Medicine, SUNY-Buffalo, all of its right, title and interest in and to the one infra-red camera, one temperature calibration unit and one macro lens heretofore provided to Anbar. Anbar will, on reasonable notice, during business hours, at a mutually convenient time, within 10 days of the date hereof, make available for inspection by and delivery to OmniCorder's designated representatives in Buffalo the second infra-red camera, the temperature calibration unit and the 50 mm lens, all of which were provided to Anbar by OmniCorder under the Grant. Anbar represents and warrants to OmniCorder that to the best his knowledge such equipment is in working order. As used in the foregoing sentence, the phrase "working order" shall mean that such equipment functions in substantial compliance with its specifications. If OmniCorder's designated representatives determine in good faith that the equipment is not in "working order," then such designated representatives shall have the right to substitute for such equipment, which is not in "working order," a like item of equipment hereinabove designated as equipment to be transferred to the School of Medicine. In the event of such substitution, the School of Medicine shall rake title to the equipment previously provided to Anbar other than the equipment selected for substitution by OmniCorder, if any; title to the remaining group of the equipment. including that selected for substitution by OmniCorder, shall reside with OmniCorder.

     6. EXCLUSIVE BASES TO TERMINATE LICENSE. In order to limit any future disputes between the parties relating to the License Agreement, the parties hereto agree that notwithstanding anything to the contrary set forth in the License Agreement, the sole and exclusive bases under which Anbar may in the future seek to terminate the License Agreement by reason of an alleged future default by OmniCorder under same shall be by reason of either: (1) the failure by OmniCorder to pay the $300 fee for each complete DAT Breast Cancer Screening System installed at a client site contemplated by Section ONE of the License Agreement, as amended and clarified by Section 4 of this Settlement Agreement;
(2) the abandonment of License by OmniCorder as contemplated by Section FOUR of the License Agreement; (3) the failure of OmniCorder to permit Anbar to inspect its books and records, in accordance with Section TEN of the License Agreement; or (4) OmniCorder's breach of its obligation to hold harmless and indemnify Anbar, in accordance with the second to last paragraph of the License Agreement, in respect of any third party claims which may arise as a result of OmniCorder's use of the System as a medical screening device. Anbar acknowledges and agrees that OmniCorder has no obligation to indemnify him in respect of his use of the System.

     Notwithstanding anything to the contrary contained in the License Agreement, any and all other future alleged defaults of the License Agreement, however arising, on any other legal, factual or other basis, are hereby irrevocably waived by Anbar as being a basis for terminating the License Agreement. By this waiver, Anbar, however, does not in any respect waive his future right to enforce any or all of his rights under the License Agreement; but rather he waives only the right to use any such other alleged defaults as a basis for seeking the termination of the License Agreement.

     In addition, Anbar irrevocably agrees that in the event of any alleged default by reason of: (1) a failure to pay the $300 fee; (2) the abandonment of the License; (3) the failure of OmniCorder to permit Anbar to inspect its books and records in accordance with Section TEN of the License Agreement; or (4) the breach of the obligation to hold harmless and indemnify Anbar, in accordance with the second to last paragraph of the License Agreement, all as above contemplated, Anbar shall provide OmniCorder with written notice of such default and an opportunity to cure same for a period of no less than 45 days after receipt of such notice of default. Moreover, Anbar further irrevocably waives any right to unilaterally terminate the License Agreement should any such alleged default continue beyond said 45 day cure period; rather the parties irrevocably agree to arbitrate their dispute with respect to any such alleged default in accordance with the procedures set forth in Section 7 hereof, granting to the arbitrator the sole and exclusive right to determine whether or not the alleged default has, in fact, occurred. If OmniCorder determines in good faith that a default shall not have occurred and the arbitrator finds in favor of Anbar, OmniCorder shall be afforded a reasonable opportunity to cure same following such decision (the "2nd Cure Period"). If the arbitrator finds that a default did occur and that OmniCorder lacked a reasonable basis for taking the action or omitting to take an action that resulted in the default, then OmniCorder shall pay Anbar's reasonable attorney's fees and disbursements incurred in connection with such arbitration; if the arbitrator finds that a default did not occur and that Anbar lacked a reasonable basis for claiming such default, then Anbar shall pay OmniCorder's reasonable attorney's fees and disbursements incurred in connection with such arbitration; in all other cases the parties shall bear their respective attorneys fees and disbursements. While any such arbitration proceeding is continuing and until the expiration of the 2nd Cure Period, the License Agreement shall remain in full force and effect.

     7. ARBITRATION. Any dispute, controversy or claim arising out of or in connection with this Settlement Agreement, or the License Agreement shall be determined and settled by binding arbitration in the following County in the State of New York conducted by the American Arbitration Association (the "AAA") in accordance with the then existing commercial arbitration rules, regulations, practices and procedures of the AAA: Erie County for all arbitrations commenced by Anbar and Suffolk County for all arbitrations commenced by OmniCorder; provided, however, that all arbitrations involving a dispute pertaining to the jurisdiction of or a determination by the Sub-Committee (as defined in paragraph 9 hereof), shall be commenced only in Suffolk County. The arbitration proceedings shall be conducted before a single arbitrator who will be selected by agreement of the parties from a list provided by the AAA. If the parties cannot agree upon the selection of an arbitrator, a neutral arbitrator shall be appointed by the AAA from a list of arbitrators acceptable to OmniCorder and Anbar. No action of law or suit in equity based upon any claim arising out of or related to this Settlement Agreement shall be instituted in any court except (i) an action to compel arbitration pursuant to this paragraph; (ii) an action to enforce the arbitration award rendered in accordance with this paragraph; or
(iii) an action brought in aid of arbitration pursuant to Article 75 of New York's Civil Practice Law and Rules. Any decision rendered by the arbitrator shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by the judgment and order of the Supreme Court of the State of New York, and the parties hereto hereby waive any objection to such jurisdiction or venue in any such proceeding commenced in such court. Except as hereinbefore provided, OmniCorder and Anbar will each pay one-half of the arbitrator's fees.

     8. OmniCorder's Right to Sub-License. Section "NINE: SUB-LICENSING" ("Section NINE") of the License Agreement is hereby amended to read in its entirety as follows:

     "SPONSOR has the right to sub-license the LICENSE to any and all parties freely and without restriction, except that if SPONSOR shall seek to sub-license the LICENSE to any present or former officer or director of SPONSOR, or any affiliate thereof, then the terms and conditions of such sub-license shall be on terms no less favorable to SPONSOR than could be obtained by unaffiliated third parties. In addition, any sub-license to such related party shall not be effected unless it is approved by a majority of SPONSOR's disinterested directors. SPONSOR acknowledges and agrees that SPONSOR's obligation to pay the Royalty Fee due to SCIENTIST under SECTION ONE above shall accrue to SCIENTIST in respect of any DAT Breast Cancer Screening System ("System") installed at client sites by reason of any sub-licenses and that all sub-license agreements shall include a provision obligating the sub-licensee to report any and all Systems installed at client sites of the SPONSOR or the sub-licensee which report shall be made to SCIENTIST by SPONSOR with payment of the requisite Royalty Fee, annually on February lst of each year. SPONSOR shall send to Anbar a copy of each sub-license agreement upon its execution.

     9. RIGHT TO USE PATENT. OmniCorder hereby grants to Anbar a non-exclusive, non-transferable, world-wide, perpetual, royalty-free license to use the patent previously transferred by Anbar to OmniCorder pursuant to the License Agreement for his research purposes only and not for commercialization. In this regard, Anbar agrees that in advance of applying for any research grant or third-party funding for work under the patent, he will first provide OmniCorder with written notice of such intent and if OmniCorder advises him in writing within 14 days thereof that it intends to seek the same source of funding, Anbar will refrain from seeking such funding. Anbar further agrees that he will not publish or disclose in any manner the results of any such research under the patent to any third party other than pursuant to the following procedure. Anbar will first disclose the results, together with all other related information necessary to make an informed decision, to a three-person subcommittee of OmniCorder's Scientific Advisory Board (the "Sub-Committee"), initially consisting of Ruth Rosenblatt, Lawrence Schwartz and George Demetri. Anbar covenants and agrees to use his best efforts to accelerate the Sub-Committee's review process and to accede to any reasonable request of the Sub-Committee in connection therewith. If a majority of such Sub-Committee members agree with the scientific merit of Anbar's results or are unable to reach a decision as to whether or not they agree with the scientific merit of his results within 30 days after receiving a copy of such results, together with the necessary related information contemplated above, Anbar may proceed, if he so desires, to disclose and/or publish his results in a scientific journal or at a scientific forum. If a majority of such Sub-Committee members do not agree with the scientific merit of his results, Anbar shall not publish or otherwise disclose in any manner the results of such research. In the event that any of the Sub-Committee members are unable or otherwise decline to serve in that capacity in the future, a replacement Sub-Committee member, who shall not be a consultant to or employee of OmniCorder, shall be chosen by the remaining Sub-Committee members from OmniCorder's Scientific Advisory Board, subject to OmniCorder's and Anbar's consent, which will not be unreasonably withheld or delayed. If Anbar violates the non-disclosure provisions of this Section 9, OmniCorder shall have the right to terminate the license herein granted to Anbar. Anbar hereby represents and warrants to OmniCorder that there are four (4) scientific articles currently in the process of being published by him regarding the patent referred to above and that none of such articles mention OmniCorder, its officers, directors or employees, the License or its products. As a courtesy to OmniCorder, Anbar agrees to provide OmniCorder with copies of these articles as soon as they are published. Based solely on such representation and covenant, OmniCorder agrees that the publication of such articles shall not constitute a violation of Anbar's obligations under this Section 9.


     10. NO DISPARAGING STATEMENTS. Anbar, on the one hand, and OmniCorder, including its officers, directors, employees and agents, on the other, agree not to libel, slander or defame each other, or anyone associated with them. With respect to the association with Anbar, OmniCorder agrees not to refer to Anbar as anything but a founding scientist and/or shareholder.

     11. WITHDRAWAL OF ALL ACTIONS. Simultaneously with the execution of this Settlement Agreement, the parties hereto shall execute a stipulation with a "so ordered" endorsement (the "Stipulation") to be signed and entered by the Court, forthwith. A copy of this Settlement Agreement shall be annexed to the Stipulation. The Stipulation and this Settlement Agreement shall be construed and interpreted as one document for all purposes. The Court's "so ordered" endorsement of the Stipulation shall be deemed its approval of this Settlement Agreement. The Stipulation also shall contain provisions dismissing with prejudice and without costs the parties' causes of action and counterclaims, including those counterclaims which have been dismissed, in the Action. Anbar shall withdraw all Notices of Appeal which he has filed in the Action. The parties hereto represent and warrant that they shall not initiate or file any litigation, complaint, cause of action, claim, counterclaim or cross-claim against each other which has as its basis the facts and/or the causes of action or counterclaims alleged in the Action.

     12. MODIFICATION. No modification, variation, addition to or amendment of this Settlement Agreement and no waiver of any right under this Settlement Agreement shall be of Agreement.

     13. LEGAL FEES. The parties hereto agree that all legal fees and other expenses incurred in connection with the Action and this Settlement Agreement shall be paid by the party incurring such expenses.


     14. HEADINGS. The headings of the sections herein are for convenience of reference only and are not to be considered in construing this Settlement Agreement.

     15. SEVERABILITY. If any provision of this Settlement Agreement is deemed invalid or unenforceable by a competent court of law, that invalidity or unenforceability shall not affect any other provision of this Settlement Agreement and the rest of the Settlement Agreement shall nevertheless remain in full force and effect as though the invalid or unenforceable provision was not contained in the original Settlement Agreement.

     16. NOTICES. All notices, requests, demands and other communications hereunder shall be hand-delivered (with written receipt therefore) or sent by U.S. certified mail, return receipt requested, or by a reputable overnight carrier to the following:

         (a) Any notice to OmniCorder shall be addressed as follows:

             Mr. Mark Fauci
             OmniCorder Technologies, Inc.
             25 East Loop Road
             Stony Brook, New York 11790

             with a copy to:

             Hank Gracin, Esq.
             Lehman & Eilen LLP
             50 Charles Lindbergh Boulevard, Suite 505
             Uniondale, New York 11553

         (b) Any notice to Anbar shall be addressed as follows:

             Dr. Michael Anbar
             145 Deer Run Road
             Amherst, New York 14221

             with a copy to:

             Lauren D. Rachlin, Esq.
             Kavinoky & Cook, LLP
             120 Delaware Avenue
             Buffalo, New York 14202

     17. ENTIRE AGREEMENT. This Settlement Agreement, along with the License Agreement, as modified by this Settlement Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements, negotiations and understandings between them pertaining to the subject matter thereof, except that the following four agreements shall also remain in full force and effect:
(i) the Stockholders' Agreement among OmniCorder, Dr. Anbar and other OmniCorder stockholders; (ii) the Confidentiality Agreement between OmniCorder and Dr. Anbar; (iii) the Stock Purchase Agreement between OmniCorder and Dr. Anbar; and
(iv) the Purchaser's Questionnaire completed by Dr. Anbar. This Settlement Agreement may not be modified except by a writing signed by all parties. Nothing in this Settlement Agreement shall, or is intended to, effect the rights of the State University of New York at Buffalo under whatever agreements it has with OmniCorder.

     18. COUNTERPARTS. This Settlement Agreement may be executed in fax counterparts, each of which shall be deemed an original for all purposes and both of which shall together constitute one and the same instrument. This Settlement Agreement and the rights of the parties hereto shall be construed according to the internal laws of the State of New York without regard to conflict of laws. The terms of this Settlement Agreement shall be deemed severable.

     19. BINDING IMPACT. This Settlement Agreement shall bind and inure to the benefit of the parties, their respective affiliates, subsidiaries, predecessors, successors, assigns, agents, officers, directors, shareholders, employees and legal representatives, and for any other partnerships, corporations, sole proprietorships or other entities owned or controlled by any of them.


OMNICORDER TECHNOLOGIES, INC.


By: _________________________________          _________________________________
     Mark Fauci                                Dr. Michael Anbar
     President

STATE OF NEW YORK      )
                       )ss.:
COUNTY OF NASSAU       )

     On this 3rd day of October, 2001, before me appeared Dr. Michael Anbar, to me known and personally known to me to be the person described in and who in my presence executed the within Settlement Agreement and in my presence acknowledged to me that he executed the same.


                                            ------------------------------------
                                                         NOTARY PUBLIC



STATE OF NEW YORK      )
                       )ss.:
COUNTY OF NASSAU       )

     On this 3rd day of October, 2001, before me appeared Mark Fauci to me known who, being duly sworn, did depose and say that he is the President of OmniCorder Technologies, Inc., the corporation described in, and which executed the foregoing Settlement Agreement; that he was authorized by the corporation to execute the within Settlement Agreement; and who in my presence acknowledged to me that he executed the same.



                                            ------------------------------------
                                                         NOTARY PUBLIC